Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared under United States generally accepted accounting principles (“U.S. GAAP”), and gives effect to the transaction between Timber Pharmaceuticals, Inc., formerly known as BioPharmX Corporation (“BioPharmX”), BITI Merger, Inc. (“Merger Sub”) and Timber Pharmaceuticals LLC (“Timber”), accounted for as a reverse asset acquisition under U.S. GAAP (the “Merger”). The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. The unaudited pro forma condensed combined financial information gives effect to the reverse stock split of BioPharmX’s common stock, par value $0.001 per share, at a ratio of 1-for-12 (the “Reverse Stock Split”).

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 combines the audited condensed balance sheet of BioPharmX as of January 31, 2020 with the unaudited condensed combined balance sheet of Timber as of March 31, 2020, giving effect to the Merger as if it had been consummated on March 31, 2020.

The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2019 is comprised of Timber’s audited consolidated statement of operations for the period from February 26, 2019 (inception) to December 31, 2019 and BioPharmX’s audited consolidated statement of operations for the year ended January 31, 2020 and gives effect to the Merger as if it had occurred on February 26, 2019.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 combines the unaudited condensed statement of operations of BioPharmX for the three months January 31, 2020 with the unaudited condensed statement of operations of Timber for the three months ended March 31, 2020. The unaudited condensed statement of operations of BioPharmX was derived from the audited statement of operations of BioPharmX for the for the year ended January 31, 2020 less the unaudited statement of operations of BioPharmX for the for the nine months ended October 31, 2019. The unaudited pro forma condensed combined financial statements, including the notes thereto, should also be read in conjunction with the separate BioPharmX and Timber historical financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2020

(in thousands, except share and per share amounts)

			Pro Forma		Pro Forma
	Timber (1)	BioPharmX (2)	Adjustments	Note 3	Combined

ASSETS
Current assets
Cash and cash equivalents	$898	$727	$17,500	(f)	$19,125
Due from BioPharmX	1,061		(1,061)	(g)	—
Investment in BioPharmX at fair value	709		(709)	(g)	—
Prepaid expense and other current assets	60	259	—		319
Total current assets	2,728	986	15,730		19,444
Property and equipment	—	93	—		93
Other long-term assets	—	1,051	—		1,051
Total assets	$2,728	$2,130	$15,730		$20,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,551	$564	$—		$2,115
Accrued expenses	120	942	648	(c)	3,279
			1,652	(d)
	—	—	(83)	(e)
License payable	750	—	—		750
Warrant liability	3,254	—	(3,254)	(g)	—
Short-term bridge notes payable	1,787	178	(1,787)	(e)	178
Total current liabilities	7,462	1,684	(2,823)		6,322

Other long-term liabilities	—	785	—		785
Total liabilities	7,462	2,469	(2,823)		7,107

Commitments and contingencies

Stockholders’ equity (deficit)

Members’ equity	1,894	—	(1,894)	(a)	—
Preferred stock	—	—	—	(a)	—
Common Stock, $0.001 par value	—	15	11	(a)	12
			(15)	(b)
			1	(c)
Additional paid-in capital	—	87,867	1,883	(a)	36,907
			(87,867)	(b)
			9,187	(c)
			5,000	(e)
			83	(e)
			17,500	(f)
			3,254	(g)
Accumulated deficit	(6,628)	(88,221)	88,221	(b)	(23,439)
			(648)	(c)
			(9,527)	(c)
			(1,652)	(d)
			(3,213)	(e)
			(1,061)	(g)
			(709)	(g)
Total stockholders’ equity (deficit)	(4,734)	(339)	18,553		13,480
Total liabilities and stockholders’ equity	$2,728	$2,130	$15,730		$20,588

(1)         Derived from the Timber consolidated unaudited balance sheet as of March 31, 2020.

(2)         Derived from BioPharmX’s audited consolidated balance sheet as of January 31, 2020.

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations—Twelve Months Ended December 31, 2019
(in thousands, except share and per share amounts)

			Pro Forma		Pro Forma
	Timber(3)	BioPharmX(4)	Adjustments	Note 3	Combined
Revenue	$271	$—	$—		$271
Cost of goods sold	—	—	—		—
Gross margin	271	—	—		271
Operating expenses
Research and development	1,749	4,690	—		6,439
Research and development - license acquired	1,070	—	—		1,070
Selling, general and administrative	489	4,996	—		5,485
Total operating expenses	3,308	9,686	—		12,994
Loss from operations	(3,037)	(9,686)	—		(12,723)
Change in fair value of warrant liability	—	291	—		291
Other expense, net	—	(290)	—		(290)
Total other expense	—	1	—		1
Net loss before provision for income taxes	(3,037)	(9,685)	—		(12,722)
Provision for income taxes	—	2	—		2
Net loss	$(3,037)	$(9,687)	$—		$(12,724)
Net loss per share:
Basic and diluted		(9.00)			(1.10)
Weighted average number of shares		1,076,750	10,500,597	(h)	11,577,347

(3)         Derived from the Timber audited consolidated statement of operations for the period from February 26, 2019 (inception) through December 31, 2019.

(4)         Derived from BioPharmX’s audited consolidated statement of operations for the year ended January 31, 2020.

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations—Three Months Ended March 31, 2020
(in thousands, except share and per share amounts)

			Pro Forma		Pro Forma
	Timber(5)	BioPharmX(6)	Adjustments	Note 3	Combined
Revenue	$27	$—	$—		$27
Cost of goods sold	—	—	—		—
Gross margin	27	—	—		27
Operating expenses
Research and development	1,018	376	—		1,394
Transaction costs	1,190	—	(1,190)	(j)	—
Selling, general and administrative	457	890	—		1,347
Total operating expenses	2,665	1,266	(1,190)		2,741
Loss from operations	(2,638)	(1,266)	1,190		(2,714)
Change in fair value of warrant liabilities	(321)	280	321	(k)	280
Change in fair value of investment in BioPharmX	84		(84)	(k)
Other expense, net	(643)	(319)	643	(k)	(319)
Total other expense	(880)	(39)	880		(39)
Net loss before provision for income taxes	(3,518)	(1,305)	2,070		(2,753)
Provision for income taxes	—	—	—		—
Net loss	$(3,518)	$(1,305)	$2,070		$(2,753)
Net loss per share:
Basic and diluted		(1.03)			(0.23)
Weighted average number of shares		1,268,991	10,500,597	(i)	11,769,588

(5)         Derived from the Timber unaudited consolidated statement of operations for the three months ended March 31, 2020.

(6)         Derived from the audited statement of operations of BioPharmX for the for the year ended January 31, 2020 less the unaudited statement of operations of BioPharmX for the for the nine months ended October 31, 2019.

See accompanying notes to the unaudited pro forma condensed combined financial statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Description of Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of BioPharmX and Timber.

For the purposes of the unaudited pro forma condensed combined financial information, the accounting policies of BioPharmX and Timber are aligned with no differences. Accordingly, no effect has been provided for the pro forma adjustments described in Note 3, “Pro forma adjustments.”

Description of Transaction

See Item 2.01 of the attached Current Report on Form 8-K for a description of the Merger.

Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) related and/or directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined entity. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon consummation of the Merger.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience.

Note 2—Preliminary Fair Value of the Assets Acquired and the Liabilities Assumed

The accompanying unaudited pro forma condensed combined financial statements reflect a reverse asset acquisition price of approximately $10.7 million.

The total estimated purchase price is summarized as follows (in thousands, except share and per share amounts):

Number of shares of the combined company owned by BioPharmX stockholders (i)	1,367,326
Multiplied by the fair value per share of BioPharmX common stock (ii)	6.72
Total	$9,188
Estimated transaction costs	$1,545
Total estimated purchase price	$10,733

The following is the preliminary estimate of the fair value of the assets acquired and the liabilities to be assumed by Timber in the Merger (in thousands):

Asset(Liability)
Cash and cash equivalents	$727
Other net working capital acquired	(1,066)
In-process research and development (iii)	11,072
Total estimated purchase price	$10,733

(i)                                     The purchase price was determined based on the number of shares of common stock of the combined company that BioPharmX’s pre-Merger stockholders owned as of the closing date of the Merger. Consideration related to the fair value of BioPharmX’s stock options and warrants vested and outstanding at the date of the closing of the Merger has been excluded from the calculation as the amount allocated to the acquisition and the post-Merger expense that will have a continuing impact to the combined company is not considered to be material.

(ii)                                  The fair value per share is based upon the closing price of $6.72 (post reverse stock split) per share of BioPharmX’s common stock as reported on the NYSE American on May 15, 2020.

(iii)                               In-process research and development (“IPR&D”) represents the research and development activities of BioPharmX which were in-process prior to the Merger, but not yet completed, and which BioPharmX plans to advance. This includes the development of BioPharmX’s Phase 3 ready proprietary topical minocycline gel programs. Current accounting standards require that the fair value of IPR&D projects acquired in an asset acquisition with no alternative future use be allocated a portion of the consideration transferred and charged to expense at the acquisition date. The acquired assets did not have outputs or employees. The actual purchase price allocated to IPR&D will fluctuate until the closing date of the Merger, and the final valuation of the IPR&D consideration could differ significantly from the current estimate.

Note 3—Pro forma adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)                               Represents the issuance of 10,500,597 shares of common stock and 1,821 shares of preferred stock of BioPharmX and its effect on the shares of common stock, preferred stock and additional paid in capital accounts (in thousands).

	Members’	Common	Preferred	Additional
	equity	Shares	Shares	Paid-in Capital
Issuance of 10,500,597 common shares	—	$11	$—	$(11)
Issuance of 1,821 preferred shares	—	—	—	—
Adjustments due to conversion of Timber’s member equity to BioPharmX common and preferred shares	(1,894)	—	—	1,894
	(1,894)	$11	$—	$1,883

(b)           Represents the elimination of the historical equity of BioPharmX (in thousands):

Common Stock, $0.001 par value	$(15)
Additional paid-in capital	(87,867)
Accumulated deficit	88,221

(c)                                  Reflects an adjustment for the estimated transaction price, including the fair value of common stock retained by BioPharmX’s stockholders, additional accrued transaction costs and the estimated purchase price allocated to IPR&D (in thousands).

	Accrued	Common	Additional	Accumulated
	Expenses	Shares	Paid-in Capital	Deficit
Estimated fair value of BioPharmX common stock to be retained by BioPharmX stockholders	—	$1	$9,187	$—
In-process research and development	—	—	—	(9,527)
Estimated Timber transaction costs	648	—	—	—
	648	$1	$9,187	$(9,527)

(d)                                 Reflects an adjustment of approximately $1.65 million for the estimated transaction costs for BioPharmX, such as adviser fees, legal and accounting expenses that were not incurred as of January 31, 2020.

(e)                                  Reflects the conversion of $5.0 million of senior secured notes issued in connection with the bridge loan that certain investors made to Timber in connection with the Merger (the “Timber Bridge Notes”) and $0.1 million of accrued interest into common stock based upon the terms of the Securities Purchase Agreement (the “Financing Purchase Agreement”), made and entered into as of March 27, 2020, as amended, by and among BioPharmX, Timber and the institutional investors party thereto (the “Investors”) as detailed in footnote f below.

(f)                               Represent the net proceeds from the Financing Purchase Agreement of $20.0 million, net of estimated issuance costs.  Based on a pre-money valuation of the combined company, Timber issued to the investors an aggregate of 6,571.93 Timber common units  which were exchanged for 4,137,509 shares of BioPharmX upon consummation of the Merger. In connection with the Merger, BioPharmX will issue to investors Series A Warrants to purchase BioPharmX common stock (the “Series A Warrants”) and Series B Warrants to purchase BioPharmX common stock (the “Series B Warrants”). The Series A Warrants will have a 5-year term and an exercise price equal to 125% of the final purchase price, subject to adjustment for anti-dilution events. The Series A Warrants will initially be exercisable for an amount of BioPharmX common stock equal to 75% of such amount of Timber common units issued to the investors, subject to certain adjustments. The Series B Warrants will have an exercise price per share of $0.001, will be immediately exercisable and shall be issued for a number of shares of BioPharmX common stock based upon the final purchase price adjusted for trading prices of BioPharmX’s common stock following the warrant closing date. The number of shares of BioPharmX common stock issuable pursuant to the Series B Warrants is also subject to adjustment based on specified reset price. Timber has preliminarily determined that the exercise features of certain of these Series A and Series B Warrants are not indexed to Timber’s pre-merger units as of March 31, 2020 but upon the Merger would be afforded equity treatment.

In addition, pursuant to the terms of the Securities Purchase Agreement, dated as of January 28, 2020 between Timber and several of the Investors (the “Bridge Investors”), BioPharmX will issue to the Bridge Investors, within five trading days following the consummation of the transactions under the Financing Purchase Agreement, warrants to purchase a number of shares of BioPharmX common stock, within five trading days immediately following the consummation of the first capital raising transaction by Timber occurring on or following the date on which Timber’s equity is registered under the Securities Exchange Act of 1934, as amended, or is exchanged for equity so registered, equal to (i) the aggregate principal amount of all of the Investor’s Timber Bridge Notes upon their issuance, divided by (ii) the lowest price at which new equity is invested in the first capital raising transaction by Timber. The warrants will have a five year term and the exercise price will be equal to the lowest price at which new equity is invested in the first financing immediately after the close of the Merger.

(g)                                  Represents the conversion of warrants liabilities into stockholders’ equity as the warrants are indexed to Timber’s own units as of the date of the Merger.  In addition, in accordance with the Merger, Timber’s investment in BioPharmX and loan to BioPharmX are recorded as a debit to accumulated deficit upon the Merger.

(h)                                 Represents the increase in the weighted average shares due to the issuance of 10,500,597 shares of BioPharmX’s common stock in connection with the Merger.

Historical BioPharmX- Basic and diluted weighted average number of shares	1,076,750
Shares issued to Timber	6,363,088
Shares issued to investors in connection with the Securities
Purchase Agreement	4,137,509
Pro forma- Basic and diluted weighted average number of shares	11,577,347

(i)                                     Represents the increase in the weighted average shares due to the issuance of 10,500,597 shares of BioPharmX’s common stock in connection with the Merger.

Historical BioPharmX- Basic and diluted weighted average number of shares	1,268,991
Shares issued to Timber	6,363,088
Shares issued to investors in connection with the Securities
Purchase Agreement	4,137,509
Pro forma- Basic and diluted weighted average number of shares	11,769,588

(j)                                    Represents the elimination of Timber transaction costs associated with the Merger that were incurred during the three months ended March 31, 2020.

(k)                                 Represents the elimination of interest expense on the Timber Bridge notes, interest income of Timber’s loan to BioPharmX and change in fair value of Timber’s investment in BioPharmX.